                                                                     EXHIBIT 4.4

                           [FORM OF FACE OF SECURITY]

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. INFORMATION INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST TO DUSTON M. WILLIAMS, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AT (714) 932-7602.


                      [FORM OF LEGEND FOR GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) , ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

      THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"); OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT (A) TO WESTERN DIGITAL CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES

TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), IT WILL FURNISH TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS A PURCHASER WHO IS NOT A U.S. PERSON OR AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR UPON ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

                           WESTERN DIGITAL CORPORATION

             ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURE DUE 2018

No.__
Issue Date:  February 18, 1998                 Original Issue Discount:  $645.29
Issue Price:  $354.71                         (for each $1,000 Principal Amount)
(for each $1,000 Principal Amount)
                                                                 CUSIP: ________

      Western Digital Corporation, a Delaware corporation, promises to pay
to          or registered assigns, on February 18, 2018 [the Principal Amount of
          Dollars($       )].(1)

      This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

      Additional provisions of this Security are set forth on the other side of this Security.

      IN WITNESS WHEREOF, Western Digital Corporation has caused this instrument to be duly executed under its corporate seal.

                                    WESTERN DIGITAL CORPORATION

                                    By:
                                       ------------------------------------
                                     Title:

                                    By:
                                       ------------------------------------
                                     Title:
[SEAL]

Dated:
      --------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By
   ------------------------------
        Authorized Signatory


--------

      (1) The global Security reads instead: "The Principal Amount then shown on Schedule A hereto."

                       [FORM OF REVERSE SIDE OF SECURITY]

                           WESTERN DIGITAL CORPORATION

             ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURE DUE 2018

1.    INTEREST

      This Security shall not bear interest, except that if the Principal hereof or any portion of such Principal is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Redemption Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security), then in each such case the overdue amount shall bear interest at the rate of 5.25% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

      The Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security) in the period during which a Security remains outstanding, shall accrue at 5.25% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security.

2.    METHOD OF PAYMENT

      Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Securities to the Persons who are registered Holders of Securities at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may be, or at the close of business on a Purchase Date or Fundamental Change Redemption Date, as the case may be. Holders must surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.    PAYING AGENT, CONVERSION AGENT AND REGISTRAR

      Initially, State Street Bank and Trust Company of California, N.A., a national banking association organized under the laws of the United States of America (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.    INDENTURE

      The Company issued the Securities under an Indenture (the "Indenture"), dated as of February 18, 1998, between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

      The Securities are general unsecured obligations of the Company limited to $1,297,200,000 aggregate Principal Amount (subject to Sections 2.02 and 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured, including Senior Indebtedness of the Company.

5.    REDEMPTION AT THE OPTION OF THE COMPANY

      No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to February 18, 2003.

      The table below shows Redemption Prices of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued since ext preceding date in the table to the actual Redemption Date.


                                                                ACCRUED ORIGINAL
                                                                 ISSUE DISCOUNT
                                                                    AT 5.25%       REDEMPTION PRICE
                                                   SECURITY                          (1) + (2)
            REDEMPTION DATE                       ISSUE PRICE

          February 18, 2003..................        354.71         104.93              459.64

          February 18, 2004..................        354.71         129.37              484.08

          February 18, 2005..................        354.71         155.12              509.83

          February 18, 2006..................        354.71         182.24              536.95

          February 18, 2007..................        354.71         210.80              565.51

          February 18, 2008..................        354.71         240.88              595.59

          February 18, 2009..................        354.71         272.55              627.26

          February 18, 2010..................        354.71         305.92              660.63

          February 18, 2011..................        354.71         341.05              695.76

          February 18, 2012..................        354.71         378.06              732.77

          February 18, 2013..................        354.71         417.04              771.75

          February 18, 2014..................        354.71         458.08              812.79

          February 18, 2015..................        354.71         501.31              856.02

          February 18, 2016..................        354.71         546.84              901.55

          February 18, 2017..................        354.71         594.80              949.51

          At maturity........................        354.71         645.29            1,000.00


6. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; REDEMPTION AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

           (a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount, upon delivery of a Purchase

Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. Such Purchase Prices may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.



         PURCHASE DATE                                            PURCHASE PRICE

         February 18, 2003............................              $ 459.64
         February 18, 2008............................                595.59
         February 18, 2013............................                771.75


Securities in denominations larger than $1,000 of Principal Amount may be purchased in part, but only in multiples of $1,000 of Principal Amount.

           (b) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to redeem the Securities held by such Holder 45 days after the date of the Company's notice of a Fundamental Change occurring on or prior to February 18, 2018 for a Fundamental Change Redemption Price equal to the Issue Price plus accrued Original Issue Discount to the Fundamental Change Redemption Date; provided that, with respect to a Fundamental Change, if the Applicable Price is less than the Reference Market Price, the Company shall redeem such Securities at a price equal to the foregoing Redemption Price multiplied by a fraction obtained by dividing the Applicable Price by the Reference Market Price, which Fundamental Change Redemption Price shall be paid in cash. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part in connection with a Fundamental Change, but only in multiples of $1,000 of Principal Amount.

           (c) Holders have the right to withdraw any Purchase Notice or Fundamental Change Redemption Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

           (d) If cash (and/or securities if permitted under the Indenture) sufficient to pay a Purchase Price or Fundamental Change Redemption Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Redemption Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Redemption Date, as the case may be, Original Issue Discount ceases to accrue on such Securities (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Redemption Price, as the case may be, upon surrender of such Security).

7.    NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

      Notice of redemption at the option of the Company will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in multiples of $1,000 of Principal Amount.

8.    SUBORDINATION

      The Securities are subordinated to all existing and future Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. The Indenture does not limit the present or future amount of Senior Indebtedness that the Company may have. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.    CONVERSION

      Subject to the next two succeeding sentences, a Holder of a Security may convert this Security for Common Stock of the Company at any time after 90 days following the Issue Date of the Securities and before the close of business on February 18, 2018. If this Security is called for redemption, the Holder may convert it at any time before the close of the last Trading Day prior to the Redemption Date. A Security in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Security or to redeem such Security in the event of a Fundamental Change may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

      The initial Conversion Rate is 14.935 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

      To convert this Security a Holder must (1) complete and manually sign the conversion notice on the back of this Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender this Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

      A Holder may convert a portion of this Security if the Principal Amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of this Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date with respect to the converted portion of this Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of this Security being converted pursuant to the terms hereof.

10.   CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

      Any Securities called for redemption, unless surrendered for conversion before the close of business on the last Trading Day prior to the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them for Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

11.   REGISTRATION RIGHTS

      The Holder of this Security and the Common Stock issuable upon conversion thereof is entitled to the benefits of a Registration Rights Agreement (subject to the provisions thereof), dated as of February 18, 1998, between the Company and the Initial Purchasers.

12.   DENOMINATIONS; TRANSFER; EXCHANGE

      The Securities are in registered form, without coupons, in denominations of $1,000 of Principal Amount and multiples of $1,000. A Holder may transfer or convert Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Redemption Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

13.   PERSONS DEEMED OWNERS

      The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14.   UNCLAIMED MONEY OR SECURITIES

      The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

15.   AMENDMENT; WAIVER

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with
Article 5 or Section 11.14 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Securityholder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

16.   DEFAULTS AND REMEDIES

      Under the Indenture, Events of Default include (i) default in payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price or Fundamental Change Redemption Price, as the case may be, in respect of the Securities when the same becomes due and payable, provided that in the case of any failure to pay Liquidated Damages, such failure to pay continues for a period of 30 days;
(ii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; and (iii) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being declared due and payable immediately upon the occurrence of such Events of Default.

      Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

17.   TRUSTEE DEALINGS WITH THE COMPANY

      The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.   NO RECOURSE AGAINST OTHERS

      A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.   AUTHENTICATION

      This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

20.   ABBREVIATIONS

      Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21.   GOVERNING LAW

      THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

      The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

      Western Digital Corporation
      8105 Irvine Center Drive
      Irvine, California  92618
      Attn: Duston M. Williams

                           [FORM OF CONVERSION NOTICE]

                                CONVERSION NOTICE

To: Western Digital Corporation

      The undersigned registered holder of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or a multiple thereof) below designated, for shares of Common Stock of Western Digital Corporation in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
      ----------------

                                ------------------------------------------------

                                ------------------------------------------------
                                                 Signature(s)

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of the registered holder:


(Name)


(Street Address)


(City, state and zip code)

Please print name and address

                           Principal amount to be converted
                           (if less than all):

                                $___,000

                                ------------------------------------------------
                                Social Security or Other Taxpayer Identification Number

                       [FORM OF OPTION TO ELECT REDEMPTION
                           UPON A FUNDAMENTAL CHANGE]


To:  Western Digital Corporation

      The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Western Digital Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem this Security, or the portion hereof (which is $1,000 Principal Amount or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security.



Dated:
      ----------------

                                ------------------------------------------------

                                ------------------------------------------------
                                               Signature(s)



                                Principal amount to be redeemed
                                (if less than all):

                                $
                                 -----------


                                ------------------------------------------------
                                Social Security or Other Taxpayer Identification
                                     Number

                                   ASSIGNMENT

For value received ________________________ hereby sell(s), assign(s) and transfer(s) unto _____________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints ________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

      In connection with any transfer of the Security within the United States or to, or for the account or benefit of, U.S. Persons within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), under the Securities Act (or any successor provision), the undersigned confirms that such Security is being transferred:

      [  ]    To Western Digital Corporation or a subsidiary thereof; or

      [  ]    Pursuant to and in compliance with Rule 144A under the Securities
              Act of 1933, as amended; or

      [  ]    To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

      [  ]    Pursuant to and in compliance with Rule 144 under the Securities
              Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that to its knowledge such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

      [  ]    The transferee is an Affiliate of the Company.

Dated:
      ----------------


                                ------------------------------------------------

                                ------------------------------------------------
                                                  Signature(s)

                                 Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.

                                ------------------------------------------------
                                                 Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

              [FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL SECURITY
                     TO REFLECT CHANGES IN PRINCIPAL AMOUNT]


                                   Schedule A

                 Changes to Principal Amount of Global Security



       DATE         PRINCIPAL AMOUNT OF SECURITIES BY WHICH     REMAINING PRINCIPAL AMOUNT OF THIS     NOTATION MADE BY
                     THIS GLOBAL SECURITY IS TO BE REDUCED                GLOBAL SECURITY
                          OR INCREASED, AND REASON FOR
                             REDUCTION OR INCREASE

---------------    -----------------------------------------    -----------------------------------    ----------------

---------------    -----------------------------------------    -----------------------------------    ----------------

---------------    -----------------------------------------    -----------------------------------    ----------------

---------------    -----------------------------------------    -----------------------------------    ----------------

---------------    -----------------------------------------    -----------------------------------    ----------------

---------------    -----------------------------------------    -----------------------------------    ----------------

---------------    -----------------------------------------    -----------------------------------    ----------------